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                                                                    Exhibit 4.10

                                                                  CONFORMED COPY

                                  $175,000,000

                                   Dynegy Inc.

               4.75% Convertible Subordinated Debentures due 2023

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

                                                                 August 11, 2003

Credit Suisse First Boston LLC
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Credit Lyonnais Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

c/o Credit Suisse First Boston LLC
    Eleven Madison Avenue
    New York, New York 10010-3629

Dear Sirs:

          Dynegy Inc., an Illinois corporation (the "Company"), proposes to issue and sell to Credit Suisse First Boston LLC ("CSFB"), Morgan Stanley & Co. Incorporated, J.P. Morgan Securities Inc., Lehman Brothers Inc., Credit Lyonnais Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), $175,000,000 aggregate principal amount (plus up to an additional $50,000,000 aggregate principal amount) of its 4.75% Convertible Subordinated Debentures due 2023 (the "Debentures") to be guaranteed on a senior unsecured basis (the "Guarantee" and together with the Debentures, the "Initial Securities") by Dynegy Holdings Inc. ("DHI" or the "Guarantor" and, collectively with the Company, the "Issuers"). The Initial Securities will be convertible into shares of our Class A common stock, no par value per share, (the "Common Stock") at the conversion price set forth in the Offering Circular dated August 1, 2003, (as supplemented by Supplement No. 1 thereto dated as of the same date, the "Offering Circular"). The Initial Securities will be issued pursuant to an Indenture, dated as of August 11, 2003 (the "Indenture"), among the Issuers, the Guarantor and Wilmington Trust Company, as trustee (the "Trustee"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuers agree with the Initial Purchasers, for the benefit of (i) the Initial Purchasers and (ii) the holders of the Initial Securities and the Common Stock issuable upon conversion of the Initial Securities (together with the Initial Securities, the "Securities") (each of the forgoing a "Holder" and collectively the "Holders") from time to time up to and including the last day of the Shelf Registration Period (as defined below), unless stated otherwise herein, as follows:

     1.  Shelf Registration.

     (a) The Issuers shall use all commercially reasonable efforts to prepare, at their cost and, as promptly as practicable (but not more than 270 days after so required or requested pursuant to this Section 1), file with the Securities and Exchange Commission (the "Commission") and thereafter use all commercially reasonable efforts to cause to be declared effective, as soon as practicable (but not later than 360 days after the latest date of original issuance of the Securities (such latest date of original issuance of the Securities, the "Closing Date")) in a registration statement on the appropriate form (the "Shelf Registration Statement" relating to the offer and sale of

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the Registrable Securities (as defined in Section 5 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the "Securities Act") (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

     (b) The Issuers shall use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the "Prospectus") to be lawfully delivered by the Holders of the relevant Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the date the Issuers file the Shelf Registration Statement, or such shorter period that will terminate (i) when all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding, (ii) upon the expiration of the holding period applicable to such Securities held by persons that are not affiliates of the Issuers under Rule 144(k) under the Securities Act, or any successor rule thereof, or (iii) upon the effectiveness under the Securities Act of a subsequent shelf registration covering all of the Registrable Securities which remains continuously effective as otherwise would be required by this Section 1(b) (in any such case, such period being called the "Shelf Registration Period").

     (c) Notwithstanding any other provisions of this Agreement to the contrary, the Issuers shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) Each Holder of Registrable Securities agrees, by its acquisition of Registrable Securities, that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 1(d), Section 2(h) and Section
8. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a written notice, substantially in form and substance of Annex A hereto (a "Notice and Questionnaire"), to the Issuers. The Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities no later than the date of initial filing of the Shelf Registration Statement with the Commission. No Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the initial effective date of the Shelf Registration Statement, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, Holders of Registrable Securities shall have at least 20 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company. Notwithstanding the foregoing, (x) upon the request of any Holder of Registrable Securities that did not return a Notice and Questionnaire on a timely basis or did not receive a Notice and Questionnaire because it was a subsequent transferee of Registrable Securities after the Company mailed the Notice and Questionnaire, the Company shall distribute a Notice and Questionnaire to such Holders at the address set forth in the request and (y) upon receipt of a properly completed Notice and Questionnaire from such Holder, the Company shall use all commercially reasonable efforts to name such Holder as a selling securityholder in the Shelf Registration Statement by means of a pre-effective amendment, by means of a post-effective amendment or, if permitted by the Commission, by means of a Prospectus supplement to the Shelf Registration Statement; provided, however, that the Company shall have no obligation to pay Additional Interest to such Holder for the failure to have any post-effective amendment declared effective, although Additional Interest may accrue in connection with the filing of any such post-effective amendment to the extent
Section 5(a)(iii) is applicable and; provided, further, that the Company will have no obligation to add Holders to the Shelf Registration Statement as selling securityholders more frequently that one time per every 30 calendar days.

     2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

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     (a)  The Issuers shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) include in the Shelf Registration Statement at the time it is first declared effective, the name of each Holder that provided a Notice and Questionnaire to the Issuers in a timely manner as set forth in Section 1(d) prior to such time of effectiveness, which Notice and Questionnaire shall contain substantially the information called for by the Notice and Questionnaire; and (iii) from and after the date the Shelf Registration Statement is initially declared effective, within 15 calendar days after the date a Notice and Questionnaire is received by the Issuers (but subject to Section 1(d)), if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required under the Securities Act so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Issuers shall file a post-effective amendment to the Shelf Registration Statement, use all commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; provided, that if such Notice and Questionnaire is delivered during a Deferral Period (as defined below), the Issuers shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth above upon expiration of the Deferral Period in accordance with Section 2(b).

     (b) The Issuers shall give written notice to the Initial Purchasers and the Holders of the Securities (which notice pursuant to clauses (ii)-(vi) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) (a "Deferral Notice"):

          (i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

          (iv) of the receipt by the Issuers or their legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (v) of the happening of any event (other than an event covered by (vi) below) that requires the Issuers to make changes in the Shelf Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

          (vi) the occurrence or pending occurrence of any corporate development, public filings with the Commission or similar events with respect to the Issuers that, in the good faith discretion of the Issuers, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus.

     (c) The Issuers shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

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     (d)  The Issuers shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements, but excluding schedules, all documents incorporated therein by reference and all exhibits, unless requested by any Holder in writing.

     (e) The Issuers shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Issuers consent, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

     (f) Prior to any public offering of the Securities pursuant to the Shelf Registration Statement, the Issuers shall use all commercially reasonable efforts to register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Shelf Registration Statement; provided, however, that the Issuers shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

     (g) The Issuers shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

     (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (vi) of Section 2(b) above during the period for which the Issuers are required to maintain an effective Shelf Registration Statement, the Issuers shall use all commercially reasonable efforts to ensure that the use of the Prospectus may be resumed, including, without limitation, preparing and filing a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the "Deferral Period") pursuant to
Section 2(b) shall not exceed 45 days, whether or not consecutive, in any 90-day period (however, if the Issuers shall suspend the use of the prospectus due to a previously undisclosed proposed or pending material business transaction, the disclosure of which could reasonably be expected to impede the Issuers' ability to consummate such transaction, the Issuers may extend such suspension period from 45 to 75 days) or 90 days, whether or not consecutive, in any 365-day period. To the extent the suspension of any Shelf Registration Statement or Prospectus under Section 2(b) exceeds either the 45-day or 90-day limitations in the preceding sentence, the Issuers shall pay Additional Interest (as defined below) to the Holders otherwise entitled to such payments thereunder. If the Issuers notify the Initial Purchasers and the Holders in accordance with paragraphs (ii) through (vi) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Initial Purchasers and the Holders shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in
Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchasers and the Holders shall have received such amended or supplemented prospectus pursuant to this Section 2(h).

     (i) Not later than the effective date of the Shelf Registration Statement, the Issuers will provide CUSIP numbers for the Initial Securities and the Common Stock registered under the Shelf Registration Statement, and provide the Trustee with printed certificates for the Initial Securities, in a form eligible for deposit with The Depository Trust Company.

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     (j)  The Issuers will comply with all rules and regulations of the
Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Issuers' first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

     (k) The Issuers shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, (the "Trust Indenture Act") in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Issuers shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

     (l) The Issuers may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Issuers such information regarding the Holder and the distribution of the Securities as the Issuers may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Issuers may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request, and except as otherwise provided herein, the Issuers shall not be responsible for any fees and expenses incurred by or in connection with any such Holder.

     (m) If requested by Holders of a majority in aggregate principal amount of the Registrable Securities issued and outstanding that are listed as selling securityholders in the Shelf Registration Statement as then in effect, the Issuers shall enter into an underwriting agreement in form and substance as is customary in underwritten offerings of securities similar to the Registrable Securities, and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to facilitate the disposition of the Securities pursuant to the Shelf Registration.

     (n) The Issuers shall (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter (each an "Inspector"), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the Issuers and the Inspectors as a group, all relevant financial and other records, pertinent corporate documents and properties of the Issuers and (ii) cause the Issuers' officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by CSFB and on behalf of any other Inspectors and by one counsel designated by and on behalf of such other Inspectors as described in Section 3 hereof. The Inspectors shall treat all Records as confidential and such Records shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Shelf Registration Statement,
(ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder, or (iv) the information in such Records has been made generally available to the public other than through the acts of such Inspector or other breach of this Agreement; provided, however, that prior notice shall be provided as soon as practicable to the Issuers of the potential disclosure of any information in such Records by such Inspector pursuant to clause (ii) or
(iii) of this sentence to permit the Issuers to obtain a protective order (or waive the provisions of this paragraph (n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of any such information (if practicable to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Holder or Inspector).

     (o) In connection with any underwritten offering of Registrable Securities pursuant to Section 2(m) above, the Issuers shall cause (i) their counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders or the managing underwriters, and dated, in the case of the initial

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opinion, the effective date of such Shelf Registration Statement, covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; (ii) their officers to execute and deliver all documents and certificates and updates thereof requested by any underwriters of the Securities customarily requested in underwritten offerings of securities similar to the Registrable Securities; and
(iii) their independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with underwritten offerings of securities similar to the Registrable Securities, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

     (p) The Issuers will use their best efforts (a) if the Initial Securities have been rated prior to the initial sale of such Initial Securities, to confirm such ratings will apply to the Securities covered by a Shelf Registration Statement, or (b) if the Initial Securities were not previously rated, to cause the Securities covered by a Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by holders of a majority in aggregate principal amount of Securities covered by the Shelf Registration Statement, or by the managing underwriters, if any.

     (q) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuers will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

     (r) The Issuers shall use all commercially reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by a Shelf Registration Statement contemplated hereby.

     3. Registration Expenses. (a) All expenses incident to the Issuers' performance of and compliance with this Agreement will be borne by the Issuers, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation;

          (i)   all registration and filing fees and expenses;

          (ii) all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

          (iii) all expenses of printing (including printing certificates for the Securities to be issued and printing of Prospectuses), messenger and delivery services and telephone;

          (iv)  all fees and disbursements of counsel for the Issuers;

          (v) all application and filing fees in connection with listing the Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

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          (vi)  all fees and disbursements of independent certified public accountants of the Issuers (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Issuers will bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Issuers.

     (b) In connection with the Shelf Registration Statement required by this Agreement, the Issuers will reimburse the Initial Purchasers and the Holders of Securities covered by the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, designated by the Holders of a majority in principal amount of the Securities covered by the Shelf Registration Statement (provided that Holders of Common Stock issued upon the conversion of the Initial Securities shall be deemed to be Holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted) to act as counsel for the Holders in connection therewith.

     (c) Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions, if any, in connection with any of its resales of Registrable Securities.

     4. Indemnification. (a) The Issuers agree, jointly and severally, to indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder, and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses actually and reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Issuers shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuers by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus if the Issuers had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Issuers may otherwise have to such Indemnified Party. The Issuers shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

     (b) Each Holder, severally and not jointly, will indemnify and hold harmless the Issuers, their respective officers and directors and each person, if any, who controls each of the Issuers within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Issuers or any such controlling person may become subject under the Securities Act,

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the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Issuers by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Issuers for any legal or other expenses reasonably incurred by the Issuers or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Issuers or any of its controlling persons.

     (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Holder, its affiliates, directors and officers and any control persons of such Holder shall be designated in writing by Holders representing a majority in aggregate principal amount of Registrable Securities that are a party to such proceeding, and any such separate firm for the Company, the Guarantor, their directors and officers and any control persons of the Company and the Guarantor shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or

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

alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuers.

     (e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     5. Additional Interest Under Certain Circumstances. (a) Additional interest ("Additional Interest") with respect to the Registrable Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a "Registration Default"):

          (i) the Shelf Registration Statement has not been filed with the Commission by the 270/th/ day after the Closing Date;

          (ii) the Shelf Registration Statement has not been declared effective by the Commission by the 360/th/ day after the Closing Date;

          (iii) the Issuers fail, with respect to a Holder that supplies a Notice and Questionnaire described in Section 2(a)(iii), to cause an amendment to the already effective Shelf Registration Statement to be filed or, if permitted by the Commission, to prepare a Prospectus supplement to the Shelf Registration Statement and distribute such supplement to Holders, in each case within the time period set forth in section 2(a)(iii) in order to name such Holder as an additional selling securityholder; or

          (iv) the Shelf Registration Statement is declared effective by the Commission but (A) the Shelf Registration Statement thereafter ceases to be effective during the Shelf Registration Period or (B) as specified in
     Section 2(h), the Shelf Registration Statement or the Prospectus ceases to be usable in connection with resales of Registrable Securities (as defined below) during the periods specified herein and the Issuers fail to (1) cure the Shelf Registration Statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or
     (2) if applicable, terminate the suspension period described in Section 2(h) by the 45/th/ day, 75/th/ day or the 90/th/ day, as applicable.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Issuers or pursuant to operation of law or as a result of any action or inaction by the Commission .

     (b) Additional Interest shall accrue on the Registrable Securities (in addition to the interest set forth in the title of the Initial Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.5% per annum; provided, however, that in no event shall Additional Interest accrue under more than one of the foregoing clauses (a)(i), (a)(ii),
(a)(iii) or (a)(iv) at any one time. In the case of a Registration Default described in clause (iii), the Issuers' obligation to pay Additional Interest extends only to the affected Registrable Securities. Other than the obligation of payment of any Additional Interest in accordance with the terms hereof, the Issuers will have no other liabilities for monetary damages with respect to its registration obligations. With respect to each Holder, the Issuers' obligations to pay Additional Interest remain in effect only so long as the Securities held by the Holder are Registrable Securities.

     (c) A Registration Default referred to in Section 5(a)(iv) hereof shall be deemed not to have occurred and be continuing, and no Additional Interest shall accrue as a result thereof, in relation to the Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Shelf Registration Statement to incorporate annual audited financial information with respect to the Issuers where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Issuers that would need to be described in such Shelf Registration Statement or the related prospectus and
(ii) in the case of clause (y), the Issuers are proceeding promptly and in good faith to amend or supplement the Shelf Registration Statement and related prospectus to describe such events as required by paragraph 2(h) hereof; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 30 days beyond any permitted 45, 75 or 90 day suspension period (as provided by Section 2(h)), Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

     (d) Any amounts of Additional Interest due pursuant to Section 5(a) will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined on the basis of a 360-day year comprised of twelve 30-day months, and the actual number of days on which Additional Interest accrued during such period.

     (e) "Registrable Securities" means each Security until the earliest of (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act; (iii) the date on which such Security would be saleable pursuant to Rule 144(k) under the Securities Act were it not held by an affiliate of the Issuers; or (iv) the date on which such Security ceases to be outstanding.

     6. Rules 144 and 144A. During the Shelf Registration Period, the Issuers shall use their best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner (including in accordance with any permitted extensions pursuant to Rule 12b-25 under the Exchange Act) and, if at any time the Issuers are not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Issuers covenant that they will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Issuers will provide a copy of this Agreement to prospective purchasers of Securities identified to the Issuers by the Initial Purchasers upon request. Upon the request of any Holder, the Issuers shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Issuers to register any of their securities pursuant to the Exchange Act.

     7. Underwritten Registrations. If any of the Registrable Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the holders of a majority in aggregate principal amount of such Registrable Securities to be included in such offering (provided that holders of Common Stock issued upon conversion of the Initial Securities shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted).

     No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

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

     8. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Issuers with a Notice and Questionnaire as required pursuant to Section 1(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Holder agrees promptly to furnish to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not misleading and any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments or as the Issuers may reasonably request. Each Holder further agrees to notify the Issuers of the amount of Registrable Securities sold by such Holder pursuant to the Shelf Registration Statement and, in the absence of a response, the Issuers may assume that all of the Holder's Registrable Securities were so sold; provided, that, such request by the Issuers shall clearly state that if the Holder fails to provide a response, the Issuers shall assume that the Holder's Registrable Securities have been sold.

     9.  Miscellaneous

     (a) Remedies. The Issuers acknowledge and agree that any failure by the Issuers to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers' obligations under Sections 1 hereof. The Issuers further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Issuers will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Issuers and the written consent of the holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents (provided that holders of Common Stock issued upon conversion of Initial Securities shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Initial Securities from which such Common Stock was converted). Without the consent of the Holder of each Initial Security, however, no modification may change the provisions relating to the payment of Additional Interest.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

          (1) if to a Holder of the Securities, at the most current address given by such Holder to the Issuers.

          (2)  if to the Initial Purchasers;

                     Credit Suisse First Boston LLC
                     Eleven Madison Avenue
                     New York, NY 10010-3629
                     Fax No.:  (212) 325-8278
                     Attention:  Transactions Advisory Group

     with a copy to:

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

                     Latham & Watkins LLP
                     885 Third Avenue, Suite 1000
                     New York, NY  10022
                     Fax No.: (212) 751-4864
                     Attn:  Jonathan Rod

          (3)        if to the Issuers, at their address as follows:

                     Dynegy Inc.
                     Dynegy Holdings Inc.
                     1000 Louisiana St., Suite 5800
                     Houston, TX  77002
                     Fax No.: (713) 507-6808
                     Attn:  Carol Graebner

     with a copy to:

                     O'Melveny & Myers LLP
                     30 Rockefeller Plaza
                     New York, NY  10122
                     Fax No.: (212) 408-2420
                     Attn:  Christopher Greer

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

     (e) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

     (f) Successors and Assigns. This Agreement shall be binding upon the Issuers and its successors and assigns.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     By the execution and delivery of this Agreement, the Issuers submit to the nonexclusive jurisdiction of any federal or state court in the State of New York.

     (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Securities Held by the Issuers. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Issuers or their affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Issuers a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Initial Purchasers and the Issuers, in accordance with its terms.

                                        Very truly yours,

                                        Dynegy Inc.


                                        By:  /s/  Robert T. Ray
                                           -------------------------------------
                                           Title:  Sr. Vice President and
                                                   Treasurer

                                        Dynegy Holdings Inc.


                                        By:  /s/  Charles Cook
                                           -------------------------------------
                                           Title:  Assistant Treasurer

The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first above
written.

Credit Suisse First Boston llc
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Credit Lyonnais Securities (USA) Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: Credit Suisse First Boston llc


By:  /s/  Jamie Welch
   -------------------------------------
   Title:  Managing Director

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